Exhibit 1.1

LAVA Therapeutics B.V.

[•] Common Shares, Nominal Value €0.12

Underwriting Agreement

[•], 2021

J.P. Morgan Securities LLC

Jefferies LLC

SVB Leerink LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o SVB Leerink LLC

1301 Avenue of the Americas, 12th floor

New York, NY 10019

Ladies and Gentlemen:

LAVA Therapeutics B.V., a private company with limited liability organized under the laws of The Netherlands (besloten vennootschap met beperkte aansprakelijkheid) that is expected to convert into a public limited company organized under the laws of The Netherlands (naamloze vennootschap) at or immediately prior to the closing of the public offering of the Common Shares (as defined below) contemplated hereby (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [•] common shares, nominal value €0.12 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional [•] common shares of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Common Shares”. The common shares of the Company to be outstanding after giving effect to the sale of the Common Shares are referred to herein as the “Stock.”

Jefferies LLC (the “Directed Share Underwriter”) agrees that up to [•] of the Underwritten Shares to be purchased by the Underwriters (the “Directed Shares”) shall be reserved for sale to certain eligible directors, officers and employees of the Company and persons having business relationships with the Company (collectively, the “Participants”), as part of the distribution of the Common Shares by the Underwriters (the “Directed Share Program”) subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rule and regulations. The Directed Share Program shall be administered by the Directed Share Underwriter. To the extent that the Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public by the Underwriters as part of the public offering contemplated hereby.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Common Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-253795), including a prospectus, relating to the Common Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Common Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [•], 2021 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [•] [A/P].M., New York City time, on [•], 2021.

2. Purchase of the Common Shares.

(a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $[•] (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Common Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Common Shares, and initially to offer the Common Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Common Shares to or through any affiliate of an Underwriter.

(c) Payment for the Common Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M. New York City time on [•], 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Common Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Common Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of such Common Shares duly paid by the Company. Delivery of the Common Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d) The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Common Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives, which approval, in the case of written communications required by law to be prepared, used, authorized, approved or referenced to, shall not be unreasonably withheld, delayed or conditioned. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.

(e) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than (A) Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act or (B) those that have been previously disclosed in writing to the Representatives and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Written Testing-the-Waters Communication in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Written Testing-the-Waters Communication, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(f) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Common Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiary included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiary as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby; and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiary and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of common shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans, in each case described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or its subsidiary, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations of the Company and its subsidiary taken as a whole; (ii) neither the Company nor its subsidiary has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiary taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiary taken as a whole; and (iii) neither the Company nor its subsidiary has sustained any loss or interference with its business that is material to the Company and its subsidiary taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i), (ii) and (iii) above, as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Organization and Good Standing. The Company and its subsidiary have been duly organized and are validly existing and in good standing (or their jurisdictional equivalent, if any) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (or their jurisdictional equivalent, if any) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing (or their jurisdictional equivalent, if any) or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiary taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiary listed in Schedule 2 to this Agreement.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization” (other than the issuance of Common Shares pursuant to the exercise of stock options and other awards under existing equity incentive plans, in each case described in the Registration Statement, the Pricing Disclosure Package and the Prospectus); all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights that have not been duly waived or satisfied or validly excluded; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or its subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other similar claim of any third party.

(k) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiary (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, and, to the extent applicable, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and all other applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiary or their results of operations or prospects.

(l) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Common Shares. The Common Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Common Shares is not subject to any preemptive or similar rights.

(o) Description of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) No Violation or Default. Neither the Company nor its subsidiary is (i) in violation of its articles of association, certificate of incorporation or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any property or asset of the Company or its subsidiary is subject; or (iii) in violation of any law or statute applicable to the Company or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or its subsidiary, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Common Shares and the consummation of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or its subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any property, right or asset of the Company or its subsidiary is subject, (ii) result in any violation of the provisions of the articles of association, certificate of incorporation or by-laws or similar organizational documents of the Company or its subsidiary or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or its subsidiary, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, termination, modification, acceleration, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Common Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Common Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as have already been made or obtained or as may be required by FINRA, under applicable state securities laws in connection with the purchase and distribution of the Common Shares by the Underwriters and as have been obtained under the laws and regulations of jurisdictions outside the United States in which Directed Shares are offered.

(s) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or its subsidiary is a party or to which any property of the Company or its subsidiary is or the subject that, individually or in the aggregate, if determined adversely to the Company or its subsidiary, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) Independent Accountants. PricewaterhouseCoopers Accountants N.V., who has certified certain financial statements of the Company and its subsidiary, is an independent registered public accounting firm with respect to the Company and its subsidiary within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. The Company and its subsidiary have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiary, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiary or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiary own or have rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, licenses, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) and all other worldwide intellectual property, industrial property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses and as proposed to be conducted; (ii) to the knowledge of the Company, the Company’s and its subsidiary’s conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iii) to the knowledge of the Company, none of the product candidates of the Company or its subsidiary, if commercially sold or offered for commercial sale, would infringe, misappropriate or otherwise violate any Intellectual Property of any third party; (iv) the Company and its subsidiary have not received any written notice and are not otherwise aware of any pending or threatened claim alleging infringement, misappropriation or other violation of any Intellectual Property of any person, or challenging the validity, enforceability, scope or ownership of any Intellectual Property of the Company or its subsidiary; (v) to the knowledge of the Company, no Intellectual Property owned by or exclusively licensed to the Company and its subsidiary has been infringed, misappropriated or otherwise violated by any person; (vi) to the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company and its subsidiary is valid and enforceable; (vii) the Company and its subsidiary have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or its subsidiary is contingent upon maintaining the confidentiality thereof and (viii) to the knowledge of the Company, the Company, its subsidiary, and counsel for the Company, its subsidiary or any of their respective licensors, have complied with the duties of candor, good faith and disclosure, as required by the United States Patent and Trademark Office and all foreign offices having similar requirements, with respect to the prosecution of the patents and patent applications owned by or exclusively licensed to the Company or its subsidiary and for which such duty is owed.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiary, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or its subsidiary, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Common Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or for taxes that are being contested in good faith and for which appropriate reserves have been provided in accordance with IFRS, the Company and its subsidiary have paid all taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or is reasonably expected to be, asserted against the Company or its subsidiary or any of their respective properties or assets.

(z) Licenses and Permits. The Company and its subsidiary possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and these licenses, sub-licenses, certificates, permits and other authorizations are valid and in full force and effect, except where the failure to possess or make the same or the failure of the same to be valid would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor its subsidiary has received written notice of any revocation, suspension or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization required for the continued operation of the business will not be renewed in the ordinary course, except where such modification, suspension or revocation or failure to renew would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or its subsidiary exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of its or its subsidiary’s principal suppliers, contractors or customers, in each case, except as would not have a Material Adverse Effect. Neither the Company nor its subsidiary is or has at any time been a party to any collective bargaining agreement or other labor agreement with respect to employees of the Company or its subsidiary.

(bb) Certain Environmental Matters. (i) The Company and its subsidiary (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated in the past five years, any permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiary, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or its subsidiary under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiary are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (z) none of the Company or its subsidiary anticipates material capital expenditures relating to any Environmental Laws.

(cc) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiary’s “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiary’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) Disclosure Controls. The Company and its subsidiary maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to comply with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ee) Accounting Controls. The Company and its subsidiary maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and its subsidiary maintain internal accounting controls that are designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no material weaknesses in the Company’s internal controls have been identified. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, known to the Company, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ff) Insurance. The Company and its subsidiary have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance the Company reasonably believes is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiary and their respective businesses; and neither the Company nor its subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects.

(gg) Cybersecurity; Data Protection. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiary’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company and its subsidiary) (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiary, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (ii) the Company and its subsidiary have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Data”)) used in connection with their businesses. Without limiting the foregoing, the Company and its subsidiary have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, misuse, unauthorized access, disablement, misappropriation or modification, or other compromise of the IT Systems or Data used in connection with the operation of the Company’s and its subsidiary’ businesses (“Breach”). To the knowledge of the Company, there has been no Breach and the Company and its subsidiary have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(hh) Privacy. The Company and its subsidiary have complied, and are presently in compliance, in all material respects, with all internal and external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any legal obligations regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its subsidiary of Data (“Data Security Obligations”). Neither the Company nor its subsidiary has received any written notification of or written complaint regarding, or is otherwise aware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligation, and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened alleging non-compliance with any Data Security Obligation. The Company and its subsidiary have taken all commercially reasonably actions designed to comply with all applicable laws and regulations with respect to Data that are effective as of the date hereof and for which any non-compliance with same would be reasonably likely to create a material liability.

(ii) No Unlawful Payments. Neither the Company nor its subsidiary nor any, to the knowledge of the Company, director, officer or employee of the Company or its subsidiary nor, to the knowledge of the Company, any agent or affiliate acting on behalf of the Company or its subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under any applicable provision of the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiary have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or its subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) No Conflicts with Sanctions Laws. Neither the Company, its subsidiary nor, to the knowledge of the Company, directors, officers, or employees, nor any agent or affiliate acting on behalf of the Company or its subsidiary is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or its subsidiary located, organized or resident in a country or territory that is the subject or target of Sanctions broadly prohibiting transactions or dealings with such country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Common Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions prohibiting such funding or facilitation, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiary have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person in violation of Sanctions.

(ll) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(mm) No Broker’s Fees. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company of its subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Common Shares.

(nn) No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or its subsidiary to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Common Shares.

(oo) No Stabilization. Neither the Company nor its subsidiary or affiliates has taken, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares.

(pp) Margin Rules. Neither the issuance, sale and delivery of the Common Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss) Sarbanes-Oxley Act. There is no and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans.

(tt) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Common Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(uu) No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or its subsidiary that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(vv) Regulatory Matters; Products and Product Candidates. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (collectively with its subsidiary): (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiary’s product candidates or any product manufactured or distributed by the Company; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted, except where the absence of such Regulatory Authorizations would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, and such Regulatory Authorizations are valid and in full force and effect in all material respects and the Company is not in material violation of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); (vii) is not a party to and does not have any ongoing reporting obligations pursuant to any material corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors, has not been excluded, suspended or debarred from participation in any government health care program or human clinical research and, to the knowledge of the Company, is not subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Statute, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations.

(ww) Preclinical Studies and Clinical Trials. (i) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiary, or in which the Company or its subsidiary have participated that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the Regulatory Authorities and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iv) the Company has operated at all times and is currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; (v) the Company has provided the Underwriters with all substantive written notices, correspondence and summaries of all other communications from the Regulatory Authorities; and (vi) the Company or its subsidiary have not received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, modification or suspension of any pre-clinical studies or clinical trials that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission filed by or on behalf of the Company or its subsidiary with the FDA or any other Applicable Regulatory Authority has been terminated or suspended by the FDA or such other Applicable Regulatory Authority. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a company trial. In using or disclosing patient information received by the Company or its subsidiary in connection with a company trial, the Company has complied with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder. To the Company’s knowledge, none of the Company’s trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA or any other Applicable Regulatory Authority to have engaged in scientific misconduct.

(xx) Directed Share Program. The Company represents and warrants that (i) the Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Common Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(yy) Stamp Taxes. No stamp duties or other issuance, transfer or similar documentary taxes or duties are payable by or on behalf of the Underwriters in The Netherlands, the United States or any political subdivision or taxing authority thereof in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Common Shares in the manner contemplated by this Agreement and the Prospectus or (C) the initial sale and delivery by the Underwriters of the Common Shares as contemplated herein and in the Prospectus.

(zz) No Immunity. Neither the Company nor its subsidiary or their properties or assets has immunity under Dutch, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Dutch, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or its subsidiary or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 16(e) of this Agreement, waived, and it will waive, or will cause its subsidiary to waive, such right to the extent permitted by law.

(aaa) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of The Netherlands, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforcement of civil liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(bbb) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of The Netherlands and will be honored by the courts of The Netherlands, subject to the restrictions described under the caption “Enforceability of civil liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 16(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(ccc) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 7 hereof do not contravene Dutch law or public policy.

(eee) Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) no approvals are currently required in The Netherlands in order for the Company to pay dividends or other distributions declared by the Company to the holders of Common Shares, (ii) under current laws and regulations of The Netherlands and any political subdivision thereof, any amount payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of The Netherlands, (iii) and no such payments made to the holders thereof or therein who are non-residents of The Netherlands will be subject to income, withholding or other taxes under laws and regulations of The Netherlands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in The Netherlands or any political subdivision or taxing authority thereof or therein.

(fff) Legal Action. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, a holder of the Common Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Common Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in The Netherlands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(ggg) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, as soon as reasonably practicable, but in any event no later than the second business day next succeeding the date of filing in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, upon the request of the Representatives, conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter, upon the request of such Underwriter, (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Common Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Common Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Common Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (which confirmation may be delivered by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or, to the knowledge of the Company, the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Common Shares for offer and sale in any jurisdiction or, to the knowledge of the Company, the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Common Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f) Blue Sky Compliance. The Company will use its commercially reasonable efforts, with the Underwriters’ cooperation, if necessary, to qualify the Common Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will use its commercially reasonable efforts, with the Underwriters’ cooperation, if necessary, to continue such qualifications in effect so long as required for distribution of the Common Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as reasonably practicable (which may be satisfied by the Company filing its Annual Report on Form 20-F on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”)) an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Common Shares to be sold hereunder.

The restrictions described above do not apply to (i) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriters; (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; (iv) Common Shares or other securities of the Company issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or equity of another entity (whether by merger, consolidation, acquisition of equity interests or otherwise), provided that (x) the aggregate number of shares issued pursuant to this clause (iv) shall not exceed ten percent of the total number of outstanding Common Shares immediately following the issuance and sale of the Underwritten Shares pursuant hereto and (y) the recipient of any such shares of Common Shares or securities issued pursuant to this clause (iv) during the 180-day restricted period described above shall enter into a lock-up agreement with the Underwriters; or (v) the Common Shares issuable to Stichting VUmc (“VUmc”) pursuant to the Restated and Amended License and Assignment Agreement, dated as of February 25, 2021, between VUmc and the Company, provided that VUmc shall enter into a lock-up agreement with the Underwriters.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(o) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Common Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(j) No Stabilization. Neither the Company nor its subsidiary will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Common Shares on the Exchange.

(l) Reports. For a period of one year from the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Common Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR, or any successor to such system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o) Directed Share Program. The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program. The Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or its rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Directed Share Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(p) Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Common Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(h) hereof.

(q) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, issuance, registration or similar tax or duty, including any interest and penalties, on the sale of the Common Shares by the Company to the Underwriters in the manner contemplated by this Agreement and the Prospectus and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority therein or thereof unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains or franchise taxes imposed on the Underwriters by The Netherlands or the United States or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Common Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Common Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives on behalf of the Company and not in their individual capacities (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers Accountants N.V. shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of U.S. Counsel for the Company. Cooley LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion of U.S. Intellectual Property Counsel for the Company. Cooley LLP, U.S. intellectual property counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion of Dutch Counsel for the Company. NautaDutilh N.V., Dutch counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i) Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) Opinion of Dutch Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion addressed to the Underwriters, of De Brauw Blackstone Westbroek N.V., Dutch counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Common Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Common Shares.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiary in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request (to the extent such concepts are applicable in such jurisdictions), in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Exchange Listing. The Common Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(o) Corporate Changes. The Company shall have changed its corporate form from a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) into a Dutch public limited company (naamloze vennootschap) and shall have changed its corporate name from LAVA Therapeutics B.V. to LAVA Therapeutics N.V.

(p) Chief Financial Officer Certificate. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(q) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonably incurred and documented legal fees and other reasonably incurred and documented expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonably incurred and documented legal fees and other reasonably incurred and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the fifteenth and sixteenth paragraphs under the caption “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonably incurred and documented fees and expenses in such proceeding and shall pay the reasonably incurred and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonably incurred and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Common Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Common Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Common Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonably incurred and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Common Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e)] are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g) Directed Share Program Indemnification. The Company agrees to indemnify and hold harmless the Directed Share Underwriter, its affiliates, directors and officers and each person, if any, who controls the Directed Share Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees and other expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted solely from the willful misconduct or gross negligence of the Directed Share Underwriter Entities.

(h) In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to paragraph (g) above, the Directed Share Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the Company may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the Company and such Directed Share Underwriter Entity shall have mutually agreed to the retention of such counsel, (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to such Directed Share Underwriter Entity, (iii) the Directed Share Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Company agrees to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time any Directed Share Underwriter Entity shall have requested the Company to reimburse such Directed Share Underwriter Entity for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed such Directed Share Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Directed Share Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless (x) such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the Directed Share Underwriter Entity.

(i) To the extent the indemnification provided for in paragraph (g) above is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (2) if the allocation provided by clause 7(i)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(i)(1) above but also the relative fault of the Company on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(j) The Company and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to paragraph (i) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (i) above. The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim. Notwithstanding the provisions of paragraph (i) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in paragraphs (g) through (j) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(k) The indemnity and contribution provisions contained in paragraphs (g) through (j) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or the authorities in The Netherlands; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or The Netherlands, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Common Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Common Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Common Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Common Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Common Shares on such terms. If other persons become obligated or agree to purchase the Common Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Common Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Common Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Common Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Common Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Common Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Common Shares that such Underwriter agreed to purchase on such date) of the Common Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Common Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Common Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Common Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Common Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Common Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Common Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters, in an amount not to exceed $5,000 (excluding filing fees)); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA in an amount not to exceed $45,000 (excluding filings fees); (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided, however, that the Underwriters shall pay all of the travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with the “road show”; provided, further, to the extent that air travel is used in the roadshow, the Underwriters shall pay half the cost of the air travel; (x) all expenses and application fees related to the listing of the Common Shares on the Exchange; and (xi) all of the fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Common Shares for delivery to the Underwriters (other than by reason of a default by an Underwriter) or (iii) the Underwriters decline to purchase the Common Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonably incurred and documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred and documented by the Underwriters in connection with this Agreement and the offering contemplated hereby. For the avoidance of any doubt, it is understood that the Company shall not be required to pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Shares.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Common Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Common Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and Utrecht, The Netherlands; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to J.P. Morgan Securities LLC c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention Equity Syndicate Desk; Jefferies LLC c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, (fax: (646) 619 4437), Attention: General Counsel; and SVB Leerink LLC c/o SVB Leerink LLC, 1301 Avenue of the Americas, 12th floor, New York, New York 10019 (fax: (646) 499 7051), Attention: Stuart R. Nayman, Senior Legal Counsel. Notices to the Company shall be given to it at LAVA Therapeutics B.V., Yalelaan 60, 3584 CM Utrecht, the Netherlands, Attention: Peter Ros, with copies to Cooley LLP, One Freedom Square, Reston, Virginia 20190, Attention: Christian Plaza.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 16, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d) Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e) Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) The Netherlands, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

LAVA Therapeutics B.V.

By:
Name:
Title:

Accepted: As of the date first written above
J.P. MORGAN SECURITIES LLC
JEFFERIES LLC
SVB LEERINK LLC

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:

JEFFERIES LLC

By:

SVB LEERINK LLC

By:

Schedule 1

Underwriter	Number of Common Shares
J.P. Morgan Securities LLC
Jefferies LLC
SVB Leerink LLC
Kempen & Co U.S.A., Inc.

Total	[	•]

Schedule 2

Subsidiaries

Lava Therapeutics, Inc.

Annex A

a.	Pricing Disclosure Package

[•]

b.	Pricing Information Provided Orally by Underwriters

Underwritten Shares: [•]

Option Shares: [•]

Public Offering Price Per Share: $[•]

Annex B

Written Testing-the-Waters Communications

Investor Presentation, dated February 10, 2021

Investor Presentation, dated February 11, 2021

Investor Presentation, dated February 12, 2021

Investor Presentation, dated February 17, 2021

Investor Presentation, dated February 22, 2021

Investor Presentation, dated February 24, 2021

ANNEX C

LAVA Therapeutics B.V.

Pricing Term Sheet

[None]

Exhibit A

Testing the waters authorization (to be delivered by the issuer to the Representatives in email or letter form)

In reliance on Section 5(d) of the Securities Act of 1933, as amended (the “Act”), LAVA Therapeutics B.V. (the “Issuer”) hereby authorizes J.P. Morgan Securities LLC and its affiliates and their respective employees (“J.P. Morgan”), Jefferies LLC and its affiliates and their respective employees (“Jefferies”) and SVB Leerink LLC and its affiliates and their respective employees (collectively with J.P. Morgan and Jefferies, the “Representatives”), to engage on behalf of the Issuer in oral and written communications with potential investors that are “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated initial public offering (“Testing-the-Waters Communications”). A “Written Testing-the Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

The Issuer represents that it is an “emerging growth company” as defined in Section 2(a)(19) of the Act (“Emerging Growth Company”) and agrees to promptly notify the Representatives in writing if the Issuer hereafter ceases to be an Emerging Growth Company while this authorization is in effect. If at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of the Representatives, to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Issuer has provided to the Representatives a written notice revoking this authorization. All notices as described herein shall be sent by email to the attention of, as applicable, [name of JPM banker] at [email@jpmorgan.com], with copies to [as applicable]; [name of Jefferies banker] at [email@jefferies.com], with copies to [as applicable]; and [name of SVB Leerink banker] at [email@svbleerink.com], with copies to [as applicable].

Exhibit B

Form of Waiver of Lock-up

LAVA Therapeutics B.V.

Public Offering of Common Shares

[•], 20[•]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by LAVA Therapeutics B.V. (the “Company”) of [•] common shares, nominal value €0.12 (the “Common Shares”), of the Company and the lock-up letter dated [•], 20[•] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [•], 20[•], with respect to [•] Common Shares (the “Shares”).

J.P. Morgan Securities LLC, Jefferies LLC and SVB Leerink LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [•], 20[•]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,
[Name]
[Title]

cc:	Company

Exhibit C

Form of Press Release

LAVA Therapeutics B.V.

[Date]

LAVA Therapeutics N.V. (“Company”) announced today that J.P. Morgan Securities LLC, Jefferies LLC and SVB Leerink LLC, lead book-running managers in the Company’s recent public sale of [•] common shares, are [waiving] [releasing] a lock-up restriction with respect to [•] common shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], 20[•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit D

FORM OF LOCK-UP AGREEMENT

[•], 2021

J.P. MORGAN SECURITIES LLC

JEFFERIES LLC

SVB LEERINK LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o SVB Leerink LLC

1301 Avenue of the Americas, 12th floor

New York, NY 10019

Re:LAVA	Therapeutics B.V.—Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with LAVA Therapeutics B.V., a private company with limited liability organized under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) that is expected to convert into a public limited company organized under the laws of the Netherlands (naamloze vennootschap) at or immediately prior to the closing of the Public Offering (as defined below) (the “Company”), providing for the initial public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”) of common shares (the “Common Shares”) of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC, Jefferies LLC and SVB Leerink LLC on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Shares, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished J.P. Morgan Securities LLC, Jefferies LLC and SVB Leerink LLC with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer or dispose of the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will, other testamentary document or intestacy,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a corporation, partnership, limited liability company, trust or other entity of which the undersigned and/or one or more members of the immediate family of the undersigned are, directly or indirectly the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution or other transfer to general or limited partners, members or shareholders of, or other holders of equity in, the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement, or court order;

(viii) to the Company from an employee or other service provider of the Company upon death, disability or termination of employment or service relationship, in each case, of such employee or service provider

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in the Public Offering (other than, in the case of an officer or director of the Company, any Securities such officer or director may purchase in the Public Offering) or in open market transactions after the closing date for the Public Offering,

(x) to the Company in connection with (1) the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase Common Shares or other equity securities of the Company (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, (2) any contractual arrangement in effect on the date of the Preliminary Prospectus that provides for the repurchase of any securities held by the undersigned, or (3) a right of first refusal with respect to transfers of such Common Shares or other equity securities of the Company in effect on the date of the Preliminary Prospectus; provided that any such Common Shares or other equity securities of the Company received upon such exercise, vesting, settlement, or repurchase shall be subject to the terms of this Letter Agreement, and provided further that (A) any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) any such contractual arrangement or right of first refusal is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)) and such transfer includes, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares, or other such securities in connection with such transaction, or vote any Common Shares, or other such securities in favor of any such transaction; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer, disposition or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), and (ix), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 or any required Schedule 13F, Schedule 13G or Schedule 13G/A, in each case made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer, disposition or distribution pursuant to clause (a)(vii), (viii) and (x), it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Common Shares in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards pursuant to plans or other equity compensation arrangements or exercise warrants, in each case described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred shares, warrants to acquire preferred shares or convertible securities into Common Shares or warrants to acquire Common Shares; provided that any such Common Shares or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Letter Agreement in substantially the same form as this Letter Agreement beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC, Jefferies LLC and SVB Leerink LLC on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, J.P. Morgan Securities LLC, Jefferies LLC and SVB Leerink LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by J.P. Morgan Securities LLC, Jefferies LLC and SVB Leerink LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Letter Agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from all obligations under this Letter Agreement if: (i) the Underwriting Agreement does not become effective by June 30, 2021, (provided, however, that the undersigned agrees that this Letter Agreement shall be automatically extended by three months if the Company provides on or before June 30, 2021, after consultation with J.P Morgan Securities LLC, Jefferies LLC and SVB Leerink LLC, written notice to the undersigned that the Company is still pursuing the Public Offering contemplated by the Underwriting Agreement); (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, (iii) either the Company, on the one hand, or the Representatives, on the other hand, notifies the other in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering; or (iv) the registration statement filed with the Securities and Exchange Commission in connection with the Public Offering is withdrawn prior to the execution of the Underwriting Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: